Exhibit 99.1

Thank you Corrine.

I can think of no more appropriate place than Sao Paulo to deliver a paper on phosphate trade.

Brazil and other countries in this region have played and will continue to play key roles in shaping trade flows.

Global Processed Phosphate Trade:

Recent Trends and Medium Term Prospects

by

Michael R. Rahm Vice President Market & Economic Analysis The Mosaic Company

International Fertilizer Industry Association Production and International Trade Meeting Sao Paulo, Brazil September 12, 2005

Before starting, I must remind you that I will discuss forward-looking statements in this presentation.

Safe Harbor Statement

Forward- Looking Statements

Certain statements contained herein or made today constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Although we believe that the assumptions made in connection with the forward-looking statements are reasonable, these forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of The Mosaic Company, or industry results, to be materially different from those contemplated or projected, forecasted, estimated or budgeted in or expressed or implied by such forward-looking statements. Factors affecting forward-looking statements may include, among others, the ability to successfully integrate the former operations of IMC and the Cargill fertilizer businesses; the ability to fully realize the expected cost savings from the business combination between IMC and the Cargill fertilizer businesses within expected time frames; the ability to develop and execute comprehensive plans for asset optimization and/or rationalization; the financial resources of, and products available to, Mosaic’s competitors; the retention of existing, and continued attraction of additional, customers and key employees; changes in the outlook of the nitrogen, phosphate or potash markets; changes in the costs of raw materials; the effect of any conditions or restrictions imposed on or proposed with respect to Mosaic by regulators; the effect of legislative or regulatory changes in jurisdictions where Mosaic operates; the ability of Mosaic to obtain the regulatory permits necessary for the continued operation of its businesses in a manner consistent with current practices or anticipated expansions; contingencies related to environmental liability under U.S. federal and state and foreign environmental laws and regulations; adverse weather conditions affecting our operations in central Florida or the Gulf Coast of the United States, including the impact of potential hurricanes or excess rainfall; the rating of The Mosaic Company’s and Mosaic Global Holding Inc.’s securities and the changes that may occur in the U.S. securities markets; and the factors described in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended May 31, 2005.

This presentation may not be distributed, reproduced, or used without the express written consent of The Mosaic Company.

Critics often observe that economists are predicting the past with greater and greater accuracy!

Fully aware of the risks of re-enforcing this perception, a look back at recent trends may prove useful in analyzing prospects for processed phosphate trade during the next few years.

Recent Trends 3

This chart shows world processed phosphate import demand by region for the last 10 years as well as our forecast for 2005.

Processed phosphate includes the three most widely used phosphate products worldwide, namely diammonium phosphate (DAP), monoammonium phosphate (MAP) and triple superphosphate (TSP).

World import demand peaked at 23.0 million tonnes in 1999. Asia accounted for one-half of the total as a result of record shipments to China and India.

Import demand dropped almost three million tonnes during the next three years due to the combination of a slowdown in phosphate demand growth and the start-up of a slug of new capacity in key import markets such as Australia, China and India. Import demand bottomed at 20.2 million tonnes in 2002.

World Processed Phosphate Import Demand

Processed phosphates include DAP, MAP and TSP

Processed Phosphate Import Demand by Region

Source: Fertecon, IFA and Mosaic

MMT

24 21 18 15 12 9 6 3 0

95 96 97 98 99 00 01 02 03 04 05F

Asia

Europe

L Amer

Oceania

Other

Those developments sent the global phosphate market into a deep and prolonged cyclical downturn beginning in mid-1999.

The top chart shows the price of DAP fob Tampa vessel.

The bottom chart shows what we term a market margin for DAP. It is the difference between the price of DAP and the cost of purchased raw materials, namely sulphur and ammonia, in a ton of DAP. We calculate this from published spot prices for an integrated central Florida plant. It is not necessarily an accurate measure of realized margins, but it is a good gauge of the global phosphate market over time.

The margin chart illustrates the severity and length of the cyclical downturn during this period.

DAP Price and Market Margin

DAP Prices fob Tampa Vessel

270 250 230 210 190 170 150 130

95 96 97 98 99 00 01 02 03 04 05 06

Source: Fertecon

DAP Market Margin

Calculated from Published Spot Prices for a Central Florida Plant $ST 140

130 120 110 100 90 80 70 60 50

95 96 97 98 99 00 01 02 03 04 05 06

Source: Fertecon, Green Markets, Mosaic

China accounted for much of the decline in world processed phosphate demand.

China’s net processed phosphate import demand, defined as imports less exports for DAP, MAP and TSP, shrunk by one-half from 1998 to 2001.

Net imports continued to decline after 2001 as China aggressively developed its phosphate industry. In fact, China may transition from a small net importer of processed phosphate this year to a small net exporter as early as next year.

The combination of high fob prices worldwide, record ocean freight and an undervalued RMB has boosted the profitability of domestic operations and accelerated the development this sector.

China Processed Phosphate Net Imports

Processed phosphates include DAP, MAP and TSP

China Net Processed Phosphate Imports

Source: IFA and Mosaic

MMT

5.5 5.0 4.5 4.0 3.5 3.0 2.5 2.0 1.5 1.0 0.5 0.0

95 96 97 98 99 00 01 02 03 04 05F

The drop in import demand and the corresponding decline in margins forced significant supply adjustments — mostly in the United States.

The United States accounted for 90 to 95 percent of China’s DAP imports each year so the decline hit the U.S. industry especially hard. As a result, four facilities in the United States with combined capacity of almost three million tons of DAP were closed between 1999 and 2001.

U.S. Phosphate Plant Closures

U.S. Phosphate Plant Closures

Unit: 1000 MT Phosphoric Acid (P2O5)

Actual Facility Year Capacity

IMC (Mosaic) Nichols 1999 240

Faustina 2000 520

Mulberry Phosphates Piney Point 2001 300

Mulberry 2001 300

Total Actual 1,360

DAP Equivalent 2,957

This chart shows processed phosphate exports by region and is the mirror image of the import demand chart shown earlier.

The United States regularly exported about 12 million tons of processed phosphate each year during the last half of the 1990s, even during 1998 and 1999 when world import demand surged to record levels.

The U.S. industry operated at or close to capacity during this time and other suppliers in Africa, Lithuania, Mexico, the Mideast, South Korea and elsewhere stepped up production to meet the jump in demand in 1998 and 1999. Mexico, for example, exported approximately 725,000 tonnes of processed phosphate in 1999.

U.S. processed phosphate exports dropped to 9.8 million tonnes in 2000 and have stabilized in the 9.2 to 9.4 million tonne range since then. U.S. exports are forecast to total just more than 9.4 million tonnes this year, the highest level since 2000.

World Processed Phosphate Export Supply

Processed phosphates include DAP, MAP and TSP

Processed Phosphate Export Supply by Region

Source: Fertecon, IFA and Mosaic

MMT

24 21 18 15 12 9 6 3 0

95 96 97 98 99 00 01 02 03 04 05F

USA

Africa & Mideast

FSU

Other

World import demand began to recovered after 2002, increasing more than 1.2 million tonnes from 20.2 million in 2002 to 21.5 million in 2004.

We project that world import demand will increase to 21.7 million tonnes this year.

World Processed Phosphate Import Demand

Processed phosphates include DAP, MAP and TSP

Processed Phosphate Import Demand by Region

Source: Fertecon, IFA and Mosaic

MMT

24 21 18 15 12 9 6 3 0

95 96 97 98 99 00 01 02 03 04 05F

Asia

Europe

L Amer

Oceania

Other

Recall from the earlier chart that China’s imports continued to dwindle after 2002. This chart excludes China from the analysis and demonstrates the strength of the demand recovery in the rest of the world during the last three years.

Import demand outside of China increased more than three million tonnes from 16.2 million in 2002 to 19.3 million in 2004.

We forecast that import demand will grow to 19.9 million tonnes this year.

World Less China Import Demand by Region

Processed phosphates include DAP, MAP and TSP

World Less China Processed Phosphate Import Demand by Region

Source: Fertecon, IFA and Mosaic

MMT

24 21 18 15 12 9 6 3 0

95 96 97 98 99 00 01 02 03 04 05F

Asia less China

L Amer

Europe

Oceania

Other

Phosphate prices and margins have rebounded in response to improved fundamentals.

In short, plant closures in the United States and elsewhere have offset the drop in Chinese imports. Now, strong demand growth outside China has tightened the global phosphate market.

Rising raw materials costs also have pushed up phosphate prices. The market margin has recovered to pre-downturn levels, but cost pressures have pushed prices to modern-day record highs.

Sharply higher and extremely volatile ammonia costs have complicated phosphate pricing and caused large swings in the market margin.

DAP Price and Market Margin

DAP Prices fob Tampa Vessel

270 250 230 210 190 170 150 130

95 96 97 98 99 00 01 02 03 04 05 06

Source: Fertecon

DAP Market Margin

Calculated from Published Spot Prices for a Central Florida Plant $ST 140

130 120 110 100 90 80 70 60 50

95 96 97 98 99 00 01 02 03 04 05 06

Source: Fertecon, Green Markets, Mosaic

Many regions have registered solid increases in import demand, but a few countries merit special notice.

Brazil’s appetite for processed phosphate imports surged in 2003 and 2004.

The collapse of the real coupled with high soybean prices during these two years super-charged Brazil’s export oriented agricultural sector. That resulted in record shattering imports of processed phosphate.

However, the drop in soybean prices, the appreciation of the real, a sharp increase in fuel, fertilizer and other input costs and a severe drought in the southern part of the country have combined to erode on-farm economics and nutrient demand this year. Processed phosphate imports were down 37 percent during the first seven months of this year and are projected to drop 37 percent or 1.3 million tonnes from 3.5 million tonnes last year to 2.2 million tonnes this year.

Brazil Processed Phosphate Import Demand

Brazilian Processed Phosphate Imports

Source: ANDA and Mosaic

MMT

4.0 3.5 3.0 2.5 2.0 1.5 1.0 0.5 0.0

95 96 97 98 99 00 01 02 03 04 05F

TSP DAP MAP

India and to a lesser extend Pakistan have picked up the slack from Brazil this year. The combined imports of these two countries are projected to double or increase almost 1.7 million tonnes from 1.7 million tonnes last year to 3.4 million tonnes this year.

Indian DAP imports are forecast to more than triple from 600,000 tonnes in 2004 to 2.1 million tonnes this year. A combination of factors has fueled the recent buying spree.

First, Indian phosphate demand prospects look good due to continued strong economic growth and normal monsoon rainfall throughout most parts of the country this summer.

Second, DAP output by Indian fabricators during the first four months of the fertilizer year (April-July) was off 24 percent or approximately 425,000 tonnes from a year ago and was far below plan.

Finally, India pulled down inventories roughly 325,000 tonnes during the last two fertilizer years and has only limited stocks on hand to meet demand this year.

India and Pakistan Import Demand

India and Pakistan Processed Phosphate Imports

Source: IFA and Mosaic

MMT

4.5 4.0 3.5 3.0 2.5 2.0 1.5 1.0 0.5 0.0

95 96 97 98 99 00 01 02 03 04 05F

India

Pakistan

As noted earlier, U.S. exports are forecast to exceed 9.4 million tonnes this year, the highest level since 2000.

The slight increase in processed phosphate exports is one factor that has pulled up U.S. operating rates to high levels during the last couple of years. But there are other important factors as well.

World Processed Phosphate Export Supply

Processed phosphates include DAP, MAP and TSP

Processed Phosphate Export Supply by Region

Source: Fertecon, IFA and Mosaic

MMT

24 21 18 15 12 9 6 3 0

95 96 97 98 99 00 01 02 03 04 05F

USA

Africa & Mideast

FSU

Other

This chart shows U.S. phosphoric acid capacity, production and operating rate since the 1994/95 fertilizer year. Acid production is broken into two categories – the quantity upgraded to DAP, MAP and TSP and the quantity sold as merchant acid or upgraded into other products such as feed phosphate or purified acid.

The annual operating rate has increased from a cyclical low of 78 percent in 2000/01 to 92 percent in 2004/05. The rate is forecast to increase to 93 percent in 2005/06.

The recovery is due to a combination of factors. U.S. phosphoric acid capacity has declined significantly this decade. In addition, the production of non-fertilizer products such as purified acid and animal feed products has increased during the last few years.

For example, recent statistics imply that acid used for these products increased approximately 400,000 tonnes since the trough in 2000/01. Purified acid manufactured from wet process acid has replaced nearly all of the thermal acid production in the United States due to the sharp rise in energy costs.

Strong economic growth is boosting meat demand and animal numbers worldwide. That coupled with growing concerns about the safety of feed ingredients made from animal by-products is increasing global demand for feed phosphate supplements manufactured from phosphoric acid.

U.S. Phos Acid Production and Operating Rate

U.S. Phosphoric Acid Production and Operating Rate

Source: IFA, TFI and Mosaic

MMT P2O5

13 12 11 10 9 8 7 6 5 4

95 96 97 98 99 00 01 02 03 04 05 06F

100% 95% 90% 85% 80% 75% 70% 65% 60% 55%

Fertilizer Year Ending June 30

For DAP/MAP/TSP

For Other

Capacity

Operating Rate

Developments during the last 10 years have altered processed phosphate trade flows.

For example, processed phosphate trade totaled 21.1 million tonnes in 1995 and increased only two percent or approximately 400,000 to 21.5 million tonnes during the next 10 years.

The geographic make-up of demand, however, is more balanced today than 10 years ago. Asia accounted for almost one-half of world import demand in 1995. Asia’s share declined to just 30 percent last year due to the large drop in DAP imports by China.

Latin America accounted for slightly more than 10 percent of total import demand in 1995. This region’s share climbed to 30 percent last year as a result of rapid demand growth in Argentina, Brazil and Mexico.

Europe’s share of world import demand dropped five percentage points as a result of a one million tonne decline in processed phosphate imports during this period. The combined share of all other regions increased a couple of percentage points due to growth in Africa, Central Europe and the Mideast.

Processed Phosphate Import Demand by Region

Processed Phosphate Import Demand

1995

Asia 47%

Other 12%

Oceania 6%

Latin America 11%

Europe 24%

Total 21.05 MMT

Processed Phosphate Import Demand

2004

Europe 19%

Asia 30%

Other 14%

Oceania 7%

Latin America 30%

Total 21.46 MMT

The product mix today also is different than 10 years ago.

DAP trade has declined three million tonnes during the last 10 years. DAP accounted for almost 70 percent of processed phosphate trade in 1995 versus just more than one-half last year.

MAP trade has increased almost three million tonnes during this period. MAP accounted for 30 percent of total processed phosphate trade in 2004, up from just 17 percent in 1995. Annual TSP trade has increased slightly during this period.

These trends have important implications. For example, even though processed phosphate trade increased only two percent during the last 10 years, the phosphate content was up almost four percent and the nitrogen content was down almost eight percent or the equivalent of about 275,000 tonnes of ammonia.

The increase in MAP trade tracks the growth in global oilseed production in general and Brazilian soybean production in particular. In addition, an increase in the relative price of ammonia could accelerate this trend as other sources of nitrogen such as urea become less expensive relative to the price of nitrogen in DAP.

Processed Phosphate Import Demand by Product

Processed Phosphate Import Demand

1995

DAP 69%

TSP 14%

MAP 17%

Total 21.05 MMT

Processed Phosphate Import Demand

2004

DAP 54%

TSP 16%

MAP 30%

Total 21.46 MMT

The geographic make-up of export supply also is different today than 10 years ago.

The United States accounted for 55 percent of total processed phosphate exports in 1995, but the U.S. share dropped 12 percentage points to 43 percent last year.

All other suppliers gained market share during the last 10 years. Africa & the Mideast captured 4 percentage points, producers in the former Soviet Union (FSU) gained 3 percentage points and other players increased their share 5 percentage points. China with some help from Australia accounted for most of the increase in the “Other” category.

Processed Phosphate Export Supply by Region

Processed Phosphate Export Supply

1995

USA 55%

Other 8%

FSU 15%

Africa & Mideast 22%

Total 21.05 MMT

Processed Phosphate Export Supply

2004

USA 43%

Other 13%

FSU 18%

Africa & Mideast 26%

Total 21.46 MMT

Trade flows have changed during the last 10 years.

And many of the factors driving recent changes likely will continue to impact trade flows in the medium term.

Medium Term Prospects 19

Many of the changes during the last 10 years have made the global phosphate supply chain more efficient. Put another way, the world cannot afford inefficient or sub-optimum phosphate trade flows.

Developments such as the substitution of high analysis for low analysis products, investments in large scale and fully integrated mining and production operations and the construction of more efficient distribution systems have squeezed inefficiencies out of the global supply chain.

Key Drivers

The global phosphate supply chain is becoming more efficient

The world can not afford inefficient or sub-optimum trade flows

High analysis products Integrated production

More efficient distribution systems

World scale production and distribution operations

High analysis products, defined as DAP, MAP and TSP, now account for approximately one-half of global phosphate demand. That is up from roughly one-third in 1980.

This trend no doubt will continue. For example, phosphate producers in China are building large-scale facilities that produce high analysis products at or near the site of phosphate rock.

Rather than ship rock long distances to domestic manufacturers who produce low analysis products in small scale plants in the hinterlands, these large scale integrated producers are producing and marketing high analysis products such as DAP to Chinese farmers.

These integrated producers also are shipping less rock to offshore manufactures of SSP in countries such as Australia and New Zealand.

High Analysis Displaces Low Analysis Products

1980 World Phosphate Use

High Analysis 34.3%

Low Analysis 65.7%

Source: IFA

1995 World Phosphate Use

High Analysis 44.4%

Low Analysis 55.6%

Source: IFA

1990 World Phosphate Use

High Analysis 42.2%

Low Analysis 57.8%

Source: IFA

2002 World Phosphate Use

High Analysis 48.7%

Low Analysis 51.3%

Source: IFA 21

The development of more large scale operations that are integrated from rock mine to granulation plant shows up in recent rock trade statistics.

Rock trade is trending down, despite a jump in shipments last year. Trade peaked at 33 million tonnes or more than 23 percent of production in 1999 and dropped to just more than 29 million tonnes in 2003 or less than 21 percent of global output.

Rock Trade is Trending Down

World Phosphate Rock Trade

Source: IFA and Mosaic

MMT Rock

34 33 32 31 30 29 28 27 26 25

95 96 97 98 99 00 01 02 03 04

Percent

26% 25% 24% 23% 22% 21% 20% 19% 18% 17%

Trade

Percent of Production

This trend is expected to accelerate because two of the top four exporters – namely Morocco and China – are building additional phosphoric acid capacity and will upgrade more of their rock into high-analysis fertilizer such as DAP and MAP in the near future.

Morocco is the leading rock exporter by a wide margin. Morocco exported 11.8 million tonnes of phosphate rock in 2004, accounting for almost 40 percent of total exports last year.

The top five exporters accounted for more than 80 percent and the top 10 countries accounted for more than 96 percent of total exports last year

Morocco is the Leading Rock Exporter

Rock Exports 2004

Source: IFA

MMT Rock

14 12 10 8 6 4 2 0

Morocco

Jordan

Russia

China

Syria

Egypt

Togo

Algeria

Israel

Tunisia

Cumulative %

100% 90% 80% 70% 60% 50% 40% 30%

.

Clear trends are emerging in China. China ranked as the second largest rock producer and fourth largest rock exporter in 2004, according to IFA statistics and Mosaic estimates.

We estimate that China mined more than 31 million tonnes of rock last year. That is up approximately 20 percent or five million tonnes from 10 years earlier. China’s rock output is trending upward, but at rates that lag increases in the capacity of downstream products.

China’s rock exports peaked at just less than five million tonnes in 2001, boosted by shipments to the newly commissioned Oswal plant in India. Exports declined to 3.1 million tonnes in 2004 as domestic producers upgraded more rock into finished fertilizer products.

China Rock Exports are Trending Down

Chinese Rock Production and Exports

Source: IFA and Mosaic

MMT Production

35 30 25 20 15 10 5 0

95 96 97 98 99 00 01 02 03 04

MMT Exports

7 6 5 4 3 2 1 0

Production

Exports

A large number of countries import rock. India tops the list, importing nearly twice as much as the next largest country.

It may surprise you that the United States ranks as the second largest importer of rock. All of the U.S. imports last year originated from Morocco and the United States ranked as Morocco’s largest destination last year.

This list shows where there exists significant non-integrated production and where producers and distributors may achieve further efficiencies in the phosphate supply chain.

Morocco’s two joint venture projects with Pakistani and Brazilian partners are good examples. It is more efficient to process rock into acid or DAP in Morocco and export these products to Pakistan rather than to export that rock to the United States for processing into DAP for export to Pakistan. Similarly, it is more efficient to process rock into MAP in Morocco and export it to Brazil than to export rock to Brazil for the production of SSP.

The Non-Integrated Producers

Phosphate Rock Imports 2004

Source: IFA

MMT Rock

5.0 4.5 4.0 3.5 3.0 2.5 2.0 1.5 1.0 0.5 0.0

India

USA

Spain

Poland

Brazil

Belgium

Indonesia

South Korea

New Zealand

Lithuania

Cumulative        %

100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0%

Furthermore, current developments such as surging energy prices, escalating raw materials and other production costs, the decoupling of EU and U.S. farm income support payments and evolving fertilizer subsidy policies likely will accelerate these trends during the next five years.

The world now really cannot afford inefficient or sub-optimum trade flows and the global phosphate supply chain will continue to become more efficient during the next five years. Translate “world” as farmers and taxpayers around the globe.

The bottom line is that producers and distributors will continue to move more high analysis products produced in large scale integrated facilities to farmers through more efficient and increasingly bulk distribution systems.

Key Drivers

Current developments will accelerate these trends during the next five years

The world now really can not afford inefficient or sub-optimum trade flows

Surging energy prices

Escalating raw materials and other production costs De-coupling of EU and U.S. farm income support payments Evolving fertilizer subsidy schemes

Consider a few examples from Mosaic.

Our large and highly efficient port at Quebracho Argentina discharges vessels at a rate of 12,000 tonnes per day. Warehouse capacity is 136,000 tonnes and annual put-thru is more than 450,000 tonnes. We have squeezed costs out of the Argentine supply chain.

Our recently commissioned warehouse and blending facility at Sorriso in the heart Mato Grosso benefits from low cost backhaul rail and truck freight rates and can supply Brazilian farmers with high analysis blends in 50-kilo bags, in one tonne bags or in bulk.

Our high speed discharge and load-out facility at Houston enables us to efficiently move phosphate from central Florida via cross gulf barges and then by unit trains to retailer dealers in the United States who have constructed what we call “big barn” warehouses.

Our 35 percent ownership stake in a DAP plant at Haikou in the rock-rich province of Yunnan is a good example of the transformation taking place in the Chinese phosphate sector. Companies who own rock are building large scale plants that produce high analysis products at or near the mine. These facilities not only are displacing imports but also smalle scale plants that produce low analysis products throughout the hinterlands of China.

Squeezing inefficiencies out of the supply chain

Quebracho Port Argentina

Houston High Speed Discharge and Load-Out United States

Sorriso Warehouse/Blender Brazil

Haikou Granulation Plant China 27

Unfortunately, we do not live in a perfect world.

Other economic and political objectives no doubt will continue to restrict trade or promote the development of less efficient trade flows.

Governments directly or indirectly control much of the world’s phosphate resources. Industrial development objectives rather than project economics often determine investments in new capacity.

Fertilizer subsidy schemes stimulate the development of inefficient capacity and create uncertainties that constrain the development of more efficient distribution systems.

Tariff and non-tariff trade barriers protect less efficient domestic industries and distort trade flows.

Contstraints

Other economic and political objectives may continue to restrict trade and promote inefficient trade flows

Industrial development programs Fertilizer subsidy schemes Tariffs and quotas Non-tariff trade barriers

So what does all of this mean for processed phosphate trade in the next few years?

These are key assumptions driving our forecasts.

Phosphate demand prospects look decent driven by strong economic growth, particularly in Asia.

We project that Indian DAP imports will trend upward and meet a large share of projected growth in phosphate demand.

Despite flat prospects next year, the medium term demand outlook in Brazil looks positive. We forecast that increases in both domestic production and imports will be required to meet projected phosphate demand growth.

On the supply side, China is expected to become a small net exporter of processed phosphate during this period.

Exports from the former Soviet Union are forecast to decline slightly as a result of flat production and steady increases in domestic shipments.

Finally, Moroccan rock output is projected to remain flat, but OCP through a number of joint ventures with key end users is forecast to upgrade more rock into acid and more acid into processed phosphate. That has important consequences for future trade flows.

Key Assumptions

Decent phosphate demand prospects led by Asia

Increases in Indian DAP imports to meet a large share of projected phosphate demand growth

Increases in both domestic production and imports to meet projected phosphate demand growth in Brazil

China becomes a small net exporter of processed phosphate

FSU exports drop slightly as a result of flat production and increases in domestic shipments

Moroccan rock output remains flat but OCP upgrades more rock into acid and more acid into processed phosphate

This chart shows our forecasts of import demand by region for the next few years. China is excluded to make this more of an apples to apples comparison over time.

We project that import demand will decline next year largely as a result of a pull-back in Indian imports and little or no recovery in Brazilian demand. Indian imports could exceed our current forecast if domestic DAP fabrication continues to run below plan or if phosphate demand increases even more than expected. A recovery in Brazil will require a rally in soybean prices and/or the depreciation in the real.

Import demand is forecast to increase steadily after next year. Asian imports are projected to trend upward led by increases in India. Pakistan, Vietnam and Thailand also are forecast to register gains.

Latin American imports also are expected to trend upward due to further growth in Argentina, a rebound in Brazilian demand and steady gains in Mexico and other Central American countries. Increases in both imports and domestic production are expected to meet the projected growth in Brazilian phosphate demand during this period.

European import demand is projected to decline further but other regions such as Africa and the Mideast are forecast to grow imports during this period.

World Processed Phosphate Import Demand

World Less China Processed Phosphate Import Demand by Region

Source: Fertecon, IFA and Mosaic

MMT

24 21 18 15 12 9 6 3 0

95 96 97 98 99 00 01 02 03 04 05F 06F 07F 08F

Asia less China

L Amer

Europe

Oceania

Other

Producers outside the United States are forecast to capture the projected growth in import demand. U.S. exports, however, are projected to remain stable at approximately 8.5 million tonnes during the next few years.

That is a decline from levels of the past few years. But the expected drop is less than the decline in export availability resulting from U.S. Agri-Chemical’s announced anticipated closure of its Florida operations later this year.

As a result, U.S. phosphoric acid operating rates are expected to notch up a point or two to the mid-90 percent range during the next few years.

The U.S. industry is smaller today than just a few years ago. And it likely will be smaller five years from now. But location, scale and configuration advantages will keep the U.S. phosphate industry at the low end of the global cost curve. The U.S. industry will remain a large but smaller force in the world phosphate market during the foreseeable future.

World Processed Phosphate Export Supply

World Processed Phosphate Export Supply by Region

Source: Fertecon, IFA and Mosaic

MMT

25 20 15 10 5 0

95 96 97 98 99 00 01 02 03 04 05F 06F 07F 08F

USA

Africa & Mideast

FSU

Other

Thank you for your kind attention.

Hopefully, the presentation has stimulated a few questions.

Thank You!

Global Phosphate Trade:

Recent Trends and Medium Term Prospects

by

Michael R. Rahm Vice President Market & Economic Analysis The Mosaic Company

International Fertilizer Industry Association Production and International Trade Meeting Sao Paula, Brazil September 12, 2005 32